As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0422242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8833 E. 34th Street North
Wichita Kansas 67226

Tel. No. (620) 325-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole Fernandez-McGovern

Chief Financial Officer

AgEagle Aerial Systems, Inc.

8833 E. 34th Street North,
Wichita, Kansas 67226

Tel. No. (620) 325-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York NY 10154

Tel. No. (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” or an “emerging growth company” (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share	540,541	$5.58	$3,016,218.78	$329.07

(1)	We are registering for resale by the Selling Stockholders named herein an aggregate of 540,541 shares of common stock that were issued to the Selling Stockholders on April 27, 2021 as partial consideration in connection with the acquisition by the registrant of 100% of the issued and outstanding shares of MicaSense, Inc. (“MicaSense”)
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such shares of our common stock as shall be issued to the Selling Stockholders as a result of stock splits, stock dividends or similar transactions
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our shares of common stock reported on the NYSE American LLC on May 3, 2021.
(4)	Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 7, 2021

AGEAGLE AERIAL SYSTEMS INC.

540,541 Shares of Common Stock

This prospectus relates to the resale of up to 540,541 shares of common stock, par value $0.001 per share, of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”).

The shares of common stock offered under this prospectus consists of an aggregate of 540,541 shares of common stock issued to the Selling Stockholders on April 27, 2021 as partial consideration for the Company’s purchase of all of the outstanding shares of MicaSense, Inc. (“MicaSense”) pursuant to a Stock Purchase Agreement, dated January 26, 2021, by and among the Company, AgEagle Sensor Systems, Inc., a wholly-owned subsidiary of the Company, Parrot Drones S.A.S. and Justin B. McAllister (the “Purchase Agreement”). We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Stockholders. Our common stock is traded on the NYSE American LLC under the symbol “UAVS.” On May 3, 2021, the closing price of our common stock on the NYSE American was $5.74.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 and the information referred to therein for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May [*], 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, the Selling Stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the shares of common stock being offered by the Selling Stockholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For purposes of this prospectus, references to the terms “AgEagle” the “Company,” “we,” “us” and “our” refer to AgEagle Aerial Systems Inc. collectively with its subsidiaries, unless the context otherwise requires.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.ageagle.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the “Risk Factors” section in this prospectus and the information incorporated by reference herein that is referred to in such section, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Our Company

AgEagle™ Aerial Systems Inc. (“AgEagle,” “the Company,” “us,” “we,” “our”) produces, supports and operates technologically advanced drone systems and solutions for the fast-emerging unmanned aerial vehicle (“UAV”) industry. We are engaged in delivering the metrics, tools and strategies necessary to invent and implement drone-enabled solutions that solve important problems for our valued customers. With our founding premise rooted in high performance, next-level thinking, and technological innovation, AgEagle is intent on ensuring that new standards for quality U.S. manufacturing and the provision of precision-crafted, purpose-built drone systems and solutions are delivered to empower our customers to thrive and prosper in The Drone Age. ™

Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-wing drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. In addition to selling our innovative drones to the precision and sustainable farming markets, AgEagle’s innovative data collection and analytics solutions have processed more than two million acres of crops, analyzing data from over 50 countries and 53 difference crop types, and creating more than 11,000 crop reports for its users. AgEagle remains intent on earning distinction as a trusted partner to clients seeking to adopt and support productive agricultural approaches to improve farming practices which currently limit the impact on our natural resources, reduce reliance on inputs and materially increase crop yields and profits.

In the first half of 2019, the Company introduced HempOverview, a scalable, responsive and cost-effective SaaS web- and map-based technology platform to support the operations of domestic industrial hemp programs for state and tribal nation departments of agriculture – a solution that provides users with what the Company believes is the gold standard for regulatory oversight, operational assistance and reporting capabilities for the fast emerging industrial hemp industry.

Over the past decade, the broader drone market has continued to evolve and expand. As a result, economic and productivity benefits made possible by drones is fueling global demand for high quality, safe and reliable drone systems and solutions for commercial applications well beyond agriculture. In response, AgEagle is now leveraging our technological expertise and drone engineering and manufacturing experience to penetrate new, high growth market sectors; namely, drone package delivery, public safety/security, large venue decontamination and infrastructure/ inspection, among other high growth market opportunities.

AgEagle’s key growth objectives are centered on three primary areas of focus:

1)	Ag Solutions: Leveraging our reputation as one of the leading technology solutions providers to the agriculture industry to increase market share through delivery of best-in-class drones, sensors and data analytics for hemp and other commercial crops;

2)	Drone Manufacturing: Establishing AgEagle as the dominant commercial drone design, engineering, manufacturing, assembly and testing company in the United States; and

3)	Drone Solutions: Establishing the Company as one of the industry’s leading American-made trusted source for turnkey, end-to-end, tailored drone solutions to the world.

We intend to grow our business by preserving a leadership position in our core Ag Solutions business; providing quality contract manufacturing, assembly and testing services; and innovating new customer-focused drone systems and solutions to capture significant share of the broader commercial drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of drone-related companies offering distinct technological and competitive advantages and have defensible IP protection in place, if applicable.

Ag Solutions

According to a report published in August 2020 by industry research firm Markets and Markets (Agriculture Drones Market with COVID-19 Impact Analysis, by Application (Precision Farming, Livestock Monitoring), Offering, Farming Environment, Farm Produce, Component and Geography – Global Forecast to 2025), the agriculture drones market is expected to grow from $1.2 billion in 2020 to $5.7 billion by 2025 at a CAGR of 35.9% over the forecasted period. The report covered drone hardware, software and services and included AgEagle as one of the key market players.

Drone Leasing

In addition to UAV sales, AgEagle also offers a drone leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for the Company’s customers.

FarmLens™ Platform

In 2018, we acquired FarmLens, a subscription cloud analytics service that processes data, primarily collected with a drone, such as those produced by AgEagle, and makes such data actionable by farmers and agronomists. Our user-friendly FarmLens solution can easily and quickly stitch virtually thousands of high-resolution, multispectral images together to produce detailed prescription maps for everything from disease and pest infestations to weather impact and improper irrigation – all before these issues can be detected by the naked eye and at materially lower costs than satellite imagery or manned aircraft flyovers.

Used as a PC-based system or on any mobile device, FarmLens helps users save time and eliminates technological hassles and costly computing requirements. The FarmLens platform has benefitted us and our shareholders by allowing us to develop important vertically integrated products and services with our drone-enabled software technologies. FarmLens is currently sold by AgEagle as a subscription service and offered either standalone or in a bundle with drone platforms manufactured by leading drone providers like AgEagle, DJI and senseFly. The FarmLens platform extends AgEagle’s reach as a business through key industry partnerships.

HempOverview Platform

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle is intent on leveraging our expertise to champion the use of proven, advanced web- and map-based technologies as a means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through the introduction of HempOverview, we believe that AgEagle represents the first agriculture technology company to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview is comprised of four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.
2)	Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.
3)	Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.
4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

In November 2019, AgEagle announced that the Florida Department of Agriculture and Consumer Services chose the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. Subsequent to the end of 2020, the Company announced that the Iowa Department of Agriculture and Land Stewardship also licensed the HempOverview platform to manage the state’s online registration, payment processing, comprehensive data collection and compliance oversight for the 2021, 2022 and 2023 planting seasons.

HempOverview has also been created to support hemp processors who contract with growers, helping to ensure profitable production on existing contracted acres while maintaining governmental compliance in a changing regulatory landscape. More specifically, HempOverview supports full, cloud-based mobile- and desktop-based software application and enables users to:

●	Maintain oversight of the supply chain for a processor’s contracted acres in order to avoid costly errors resulting in lost crop(s) and/or inefficient production downtime;
●	Create metrics and regularly evaluate contracted acres, in near real-time, using a variety of data structures, including remote sensing, in-field monitoring, harvest estimation and comprehensive reporting functions;
●	Advise contract farmers on planting, fertilization, irrigation and harvest schedules with the goal of producing a “gold standard” hemp crop; and
●	Establish best practices, maintain compliance and properly file all registration documents and amendments with respective state regulatory bodies.

HempOverview focuses on simultaneously collecting data, analyzing field-related problems, and providing readily accessible analysis and reporting for achieving and sustaining end-to-end visibility and best management practices for the growing industrial and CBD hemp supply chain.

Drone Manufacturing

Our Proprietary Fixed-Wing Drones

The Company’s first commercially available product was the AgEagle Classic, which was followed shortly thereafter by the RAPID System. As we improved and evolved our product, we launched the RX-60 and subsequently our current UAV product, the RX-48. The success AgEagle has achieved with its legacy products, which the Company believes has carried over into the continued improvement of the RX-60 and RX-48, stems from AgEagle’s ability to invent and deliver advanced solutions utilizing its proprietary technologies and trade secrets that help farmers, agronomists and other precision agricultural professionals operate more effectively and efficiently.

The Company’s core technological capabilities, developed over five years of research and innovation, include a lightweight laminated shell that allows the UAV platform to perform under challenging flying conditions, a camera with a Near Infrared (NIR) filter, a rugged foot launcher (RX-60), and high-end software that automates drone flights and provides geo-referenced data. AgEagle’s products were designed for busy agriculture professionals who do not have the time to process images on their computers, which some of its competitors require. The software can automatically take pictures from the camera, stitch the photos together through the cloud, and deliver a geo-referenced, high quality aerial map to the user’s desktop or tablet device using specialty precision agriculture software such as SST Software, SMS Software or most other agricultural software solutions. The result is a prescription or zone map that can then be used in a field computer that is typically found in a sprayer or applicator designed to drive through fields to precisely apply the amount of nutrients or chemicals required to continue or restore the production of healthy crops. The Company’s management believes that these characteristics make its UAVs well suited for providing a complete aerial view of a farmer’s field to help precisely identify crop health and field conditions faster than any other method available.

Contract Manufacturing for Commercial Drone Package Delivery

Over the past year, there has been a surge of prominent companies, including Alphabet (Google), FedEx, Intel, Qualcomm, Amazon, Target, Walmart, Alibaba, UPS, 7-Eleven, Uber and many others, actively developing commercial drone delivery service initiatives as part of their long-term strategic plans. These companies intend to leverage the latest in UAV technologies to deliver food, consumer products, medicines, and other types of lightweight freight direct to consumers and businesses in the fastest, most cost efficient and environmentally responsible manner possible – a practical alternative to costly auto transport. It is believed that AgEagle’s proven expertise in manufacturing rugged, reliable and professional grade UAVs makes the Company a logical partner for designing, manufacturing and testing drone platforms in this fast growing package delivery market.

In 2020, AgEagle’s annual revenue was mostly derived from contracted manufacturing work completed for a major ecommerce company, which engaged the Company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry goods in urban and suburban areas along with ground support equipment used for the testing and refining of client’s commercial drone small delivery vehicles, systems and operations currently in development. This customer chose to team with AgEagle due in large measure to our proven expertise in drone design and innovation.

In October 2020, we expanded our contract manufacturing customer base to include Valqari, with which we entered into a two-year agreement, exclusive in North America, to produce Valqari’s patented Drone Delivery Station. This station is the only solution that has solved the “last inch” logistic problems associated with drone deliveries and allows for an entirely automated and safe drone package delivery. We believe that effective solutions for ground support, like Valqari’s Drone Delivery Station, will prove to be a vital, fundamental component of the new drone delivery ecosystem, helping to ensure the promising potential of mainstream drone package delivery is fully realized.

With plans to expand our in-house business development team in 2021, we are actively engaged in identifying and pursuing additional opportunities for AgEagle to develop and strengthen our customer base and/or strategic business partnerships and materially ramp annual revenue generation from our design and engineering, contract manufacturing, assembly and testing services.

 MicaSense, Inc.

On January 27, 2021, through our wholly-owned subsidiary, AgEagle Sensor Systems, Inc., we acquired 100% of MicaSense, Inc. from Parrot Drones S.A.S. and Justin B. McAllister. MicaSense is based in Washington and manufactures and sells its patented, high precision thermal and multispectral sensors, serving the aerial mapping and analytics needs of the agriculture market. In addition, MicaSense’s patented technologies are well positioned to address applications in advanced inspection in the energy and insurance sectors and autonomous flight safety for package delivery, among other solutions. MicaSense’s high performance proprietary products, including Altum™, RedEdge-MX™, RedEdge-MX Blue™ and Atlas Flight™, have global distribution in 70 countries. The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt and subject to a customary working capital adjustment. A portion of the consideration is comprised of shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Seller on April 27, 2021 in the amount of 540,541 restricted shares of Common Stock. The consideration is also subject to a $4,750,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on March 31, 2022 and March 31, 2023 in accordance with the terms of the Purchase Agreement.

Measure Global, Inc.

On April 19, 2021, we acquired 100% of the issued and outstanding shares of Measure Global, Inc. from its shareholders. Founded in 2014 with operations in Washington, D.C. and Austin, Texas, Measure Global enables enterprises to realize the transformative benefits of drone technology through its Ground Control SaaS solution. Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data and integrate with existing business systems and processes. The aggregate purchase price for the shares of Measure Global was $45,000,000, less any debt and subject to a customary working capital adjustment. Of that amount $10,000,000 was paid in cash on the closing date and 5,319,149 shares of common stock (equal to $30,000,000) were issued to the sellers. The total number of shares issued was based on the volume weighted average trading price of our common stock over a twenty consecutive trading day period ending on the trading day prior to the closing date. An additional $5,000,000 in cash will be paid to the sellers on the date that is ninety (90) days after the closing date. As a result of the transaction, Measure Global is now a wholly-owned subsidiary for the Company. The consideration is also subject to a $5,625,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released on the date that is 18 months from the closing date, less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the agreement.

Executive Offices

Our principal executive offices are located 8833 E. 34th Street North, Wichita, Kansas 67226. Our telephone number is (620) 325-6363. Our website address is www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the accompanying prospectus.

THE OFFERING

This prospectus relates to the resale of up to 540,541 shares of common stock, par value $0.001 per share, of the Company, that may be sold from time to time by the Selling Stockholders named in this prospectus.

Shares of Common Stock offered by the Selling Stockholders	Up to 540,541 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See “Reasons for the Offer and Use of Proceeds” beginning on page 8 of this prospectus.

Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Transfer Agent and Registrar	Equiniti Trust Company

Risk Factors	Investment in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

NYSE American Symbol	“UAVS”

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 31, 2021, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are required under the terms of the Purchase Agreement entered into with MicaSense and the Selling Stockholders to file a registration statement on Form S-3, of which this prospectus is a part, to cover the resale of the 540,541 shares of common stock issued to the Selling Stockholders as partial purchase price consideration in connection with our acquisition of MicaSense.

The shares of common stock being offered by this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Exchange Act. These forward looking statements are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

Some of these statements include, among others, statements about:

●	the intended use of proceeds under this prospectus;

●	the impact of the coronavirus, or COVID-19, pandemic on our worldwide operations and those of our business partners;

●	our ability to fund our planned operations and implement our business plan;

●	our plans regarding the use of proceeds from our future equity financings and the expected duration of our capital resources;

●	our plans regarding future financings;

●	our hiring plans;

●	our business strategy;

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

●	our dependence on growth in our customers’ businesses;

●	our customers’ success in marketing products incorporating our designs to their customers;

●	the effects of market conditions on our stock price and operating results;

●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

●	our expectations concerning our relationships with our customers and other third parties;

●	the attraction and retention of qualified employees and key personnel;

●	future acquisitions of or investments in complementary companies or technologies.

You should read this prospectus, and the documents that we incorporate by reference herein, completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus and in our most recent annual report on Form 10-K, as well as in subsequent filings with the SEC. Because the risk factors referred to in this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 540,541 shares of our common stock (the “Shares”) by the Selling Stockholders. We are registering the Shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive Shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” The following table sets forth:

●	the name and address of each Selling Stockholder;

●	the number of shares of common stock that the Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

●	the maximum number of Shares that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

●	the number and percentage of shares of common stock to be beneficially owned by the Selling Stockholders after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Stockholders).

On January 27, 2021, through our wholly-owned subsidiary, AgEagle Sensor Systems, Inc., we acquired 100% of MicaSense, Inc. from Parrot Drones S.A.S. and Justin B. McAllister. MicaSense is based in Washington and manufactures and sells its patented, high precision thermal and multispectral sensors, serving the aerial mapping and analytics needs of the agriculture market. In addition, MicaSense’s patented technologies are well positioned to address applications in advanced inspection in the energy and insurance sectors and autonomous flight safety for package delivery, among other solutions. MicaSense’s high performance proprietary products, including Altum™, RedEdge-MX™, RedEdge-MX Blue™ and Atlas Flight™, have global distribution in 70 countries. The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt and subject to a customary working capital adjustment. A portion of the consideration is comprised of shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Seller on April 27, 2021 in the amount of 540,541 restricted shares of Common Stock. The consideration is also subject to a $4,750,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on March 31, 2022 and March 31, 2023 in accordance with the terms of the Purchase Agreement.

Except for Justin B. McAllister, who continued to serve as Vice President of Research & Development at AgEagle after the acquisition, none of the Selling Stockholders has been an officer or director of us or any of our predecessors or affiliates within the last three years. Except for the MicaSense transaction as described above, no Selling Stockholder had a material relationship with us within the last three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our common stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by such person.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Common Stock Beneficially Owned After Offering(3)	Percentage Ownership After Offering(3)
Parrot Drones S.A.S. (1)	535,124	535,124	0	0%
Justin B. McAllister (2)	5,417	5,417	0	0%

(1) The address for Parrot Drones S.A.S is 174 Quai de Jemmapes, 75010 Paris. Parrot S.A. has sole dispositive and investment power over Parrot Drones S.A.S.

(2) The address for Justin B. McAllister is 7307 33rd Ave NE, Seattle, WA 98115.

(3) Assumes the sale of all of the Shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this prospectus on any stock exchange, market or trading facility on which Shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	firm commitment underwritten transactions;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law

The Shares may also be sold under Rule 144 under the Securities Act, if available for a Selling Stockholder, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders may pledge their Shares to their respective brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other persons participating in the sale or distribution of the Shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Stockholders will sell all or any portion of the Shares offered under this prospectus.

Pursuant to the Purchase Agreement, the Selling Stockholders have agreed to pay all fees and expenses, up to $50,000, we incur incident to the registration of the Shares being offered under this prospectus. The Selling Stockholders are responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, or articles of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 275,000,000 shares, of which 250,000,000 shares are designated as Common Stock par value $.001 per share, and 25,000,000 shares are designated as preferred stock, par value $.001 per share of which (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (iii) 10,000 shares have been designated as Series C Preferred Stock and (iv) 2,000 shares have been designated as Series D Preferred Stock and 1,050 shares have been designated as Series E. As of May 3, 2021, we had 68,421,126 shares of Common Stock issued and outstanding. No other shares of Preferred Stock are outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Anti-Takeover Effects of Certain Provisions of Nevada Law

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and our articles of incorporation and bylaws.

Effect of Nevada Control Share Statute. We are subject to Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute that is a type of anti-takeover law. In general, these provisions restrict the ability of individuals and groups from acquiring one-fifth or more of the voting shares of a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. The prohibition on the voting of the acquired shares is limited to three years after acquisition.

To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

Effect of Nevada Business Combination Statute. We are subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

LEGAL MATTERS

Sherman & Howard, Las Vegas, Nevada, will issue an opinion about certain legal matters with respect to the offered securities.

EXPERTS

The consolidated balance sheet of AgEagle, as of December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows of AgEagle for the year ended December 31, 2020 and filed on March 31, 2021, incorporated by reference in this prospectus have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of AgEagle, as of December 31, 2019, and the related consolidated financial statements of AgEagle for the year ended December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the report of D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

The financial statements of MicaSense, Inc. as of and for the year ended December 31, 2020 incorporated by reference in this prospectus to Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on April 13, 2021 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent auditor, given on the authority of said firm as experts in auditing and accounting

The financial statements of MicaSense, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this prospectus from Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on April 13, 2021 have been so incorporated in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited balance sheet of Measure Global, Inc. as of December 31, 2020 and the related statements of comprehensive loss, stockholders’ equity and cash flows for the period from January 6, 2020 (inception) to December 31, 2020 (the “Successor”) and the related notes; as well as the balance sheet of Measure Global, Inc. as of December 31, 2019 and the related statements of comprehensive loss, net parent investment and cash flows for the year ended December 31, 2019 and the one month ended January 31, 2020 (the “Predecessor”), incorporated by reference in this prospectus to Exhibit 99.1 to our Current Report on form 8-K/A filed with the SEC on May 4, 2021, have been so incorporated in reliance on the report of Morison Cogen LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021;
●	Current Report on Form 8-K filed on January 5, 2021;
●	Current Report on Form 8-K filed on January 27, 2021;
●	Current Report on Form 8-K/A filed on April 13, 2021;
●	Current Report on Form 8-K filed on April 23, 2021; and
●	Current Report on Form 8-K/A filed on May 4, 2021; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and after the effectiveness of the registration and prior to the termination of this offering (except in each case current reports or portions thereof furnished and not filed under Items 2.02 or 7.01 of Form 8-K) shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to:

AgEagle Aerial Systems Inc.

8833 E. 34th Street North
Wichita, Kansas 67226
Telephone: (620) 325-6363

540,541 Shares of Common Stock

AGEAGLE AERIAL SYSTEMS INC.

PROSPECTUS

MAY [*], 2021

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by AgEagle Aerial Systems Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$329.07
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$5,000.00
Total	$55,329.07

ITEM 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the shareholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

See also the undertakings set out in response to Item 17.

ITEM 16. Exhibits.

The attached Exhibit Index is incorporated herein by reference.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 7, 2021.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez McGovern
Name	Nicole Fernandez-McGovern
Title:	Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Michael Drozd and Nicole Fernandez-McGovern, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s J. Michael Drozd	Chief Executive Officer (Principal	May 7, 2021
J. Michael Drozd	Executive Officer)

/s/ Nicole Fernandez-McGovern	Chief Financial Officer (Principal Financial	May 7, 2021
Nicole Fernandez-McGovern	and Accounting Officer)

/s/ Barrett Mooney	Chairman of the Board	May 7, 2021
Barrett Mooney

/s/ Grant Begley	Director	May 7, 2021
Grant Begley

/s/ Thomas Gardner	Director	May 7, 2021
Thomas Gardner

/s/ Louis Ingargiola	Director	May 7, 2021
Louis Ingargiola

/s/ Brandon Torres Declet	Director	May 7, 2021
Brandon Torres Declet

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sherman & Howard *
10.1	Stock Purchase Agreement dated January 26, 2021 by and among AgEagle Aerial Systems, Inc., AgEagle Sensor Systems, Inc., a wholly-owned subsidiary of the Company, Parrot Drones S.A.S. and Justin B. McAllister Incorporated by reference to the Current Report on Form 8-K as filed with the SEC on January 27, 2021)
23.1	Consent of D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm
23.2	Consent of WithumSmith+Brown, PC, an independent registered public accounting firm
23.3	Consent of WithumSmith+Brown, PC, an independent auditor
23.4	Consent of Salberg & Company, PA, an independent registered public accounting firm
23.5	Consent of Morison Cogen LLP, an independent registered public accounting firm
23.6	Consent of Sherman & Howard LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page hereto)

* To be filed by amendment